UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2013

TEAMUPSPORT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176429	98-0366971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

88 College Hill, Ponsonby, Auckland NZ
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011.64.214.664 45

700 Gillard Street, Wallaceburg, Ontario, Canada, N8A 4Z5
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2013 we appointed Richenda Rowe as our Chief Executive Officer, Chief Financial Officer and director.

Also on June 4, 2013 Dennis Kjeldsen resigned as our Chief Executive Officer, Chief Financial Officer and director.  The resignation was not as a result of any disagreement with our company operations, policies or practices. Ms. Rowe is now our sole director and officer.

Richenda Rowe graduated in 2002 with a Double Diploma in Sports and Therapeutic Massage from Wellpark College of Natural Therapies in New Zealand. Ms. Rowe founded Real Balance Sport & Remedial Massage in 2003, a sports clinic located in Auckland, NZ, where she currently operates and works as a therapist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAMUPSPORT INC.

/s/ Richenda Rowe
Richenda Rowe
Chief Executive Officer, Chief Financial Officer and director

June 7, 2013